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                                                                       EXHIBIT 9


                             AMENDMENT TO AGREEMENT
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         This Amendment is made by and between Pitt-Des Moines, Inc. (the
"Company") and W. W. McKee (the "Employee") as of the date last written below.

         WHEREAS, the Company and the Employee entered into that certain agreement dated January 24, 1991 (the "Agreement"), which was amended when the Company declared stock splits effective March 28, 1997 and June 26, 1998 as to shares subject to such Agreement;

         WHEREAS, the Employee's employment with the Company will be terminated in connection with the consummation of the proposed sale of all the issued and outstanding shares of the Company's stock; and

         WHEREAS, the Board of Directors of the Company has authorized certain modifications to the Agreement to compensate the Employee for his valuable services and to limit certain non-competition restrictions which are no longer required to protect the interests of the Company.

         NOW, THEREFORE, intending to be legally bound, the parties agree as follows:

         1. The definition of "Change of Control" contained in Section 1 of the
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Agreement is hereby amended by removing the word "or" from the end of subparagraph (iv), removing the "." at the end of subparagraph (v) and adding "; or" to the end thereof, and by adding the following subparagraph (vi) to the end of thereof:

         "(vi) the sale by the Company of its Steel Service Centers division to Reliance Steel and Aluminum Co. effective July 2, 2001."

         2. The definition of "Sale of the Company" is amended and restated in
                               -------------------
its entirety to read as follows:

         "Sale of the Company shall mean a Change of Control described in
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subparagraphs (iii), (iv) or (vi) of the definition of Change of Control or the acquisition by any person of more than 50% of the Voting Securities pursuant to a tender offer or exchange offer made to the shareholders of the Company."

         3. Section 2 of the Agreement is hereby amended by adding the following provision to the end thereof:

         "Notwithstanding any other provision of this Agreement to the contrary, the Employee's employment shall be terminated effective immediately following the consummation of a sale, merger, consolidation, or other exchange or transfer involving all of the issued and outstanding securities of the Company."

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         4. Section 6 of the Agreement is hereby amended by adding the following provisions to the end thereof:

         "6.06 Sale. Notwithstanding the foregoing provisions of Section 6 of
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this Agreement to the contrary, if the Employee's employment is terminated during the Employment Period for any reason other than termination by the Company for Cause or by the Employee for other than Good Reason, including, but not limited to, such reasons as involuntary termination, death, disability, application of the last sentence of Section 2, or voluntary termination for Good Reason, or if after notice is given pursuant to Section 5.05 the Employee's employment with the Company is not continued for any reason upon expiration of the Employment Period (at the behest of the Company or the Employee, or both), the Employee shall be entitled to all Accrued Obligations due to the Employee at the Date of Termination, plus an amount equal to three times the total base salary and cash bonus paid or payable to the Employee by the Company in the last full fiscal year of the Company prior to the Effective Date. Such benefit and any Accrued Obligations shall be paid to the Employee or the Employee's estate or beneficiary, as applicable, in a lump sum cash payment upon the earlier of
(i) consummation of a sale, merger, consolidation, or other exchange or transfer involving all of the issued and outstanding securities of the Company, or (ii) the 30th day following the Date of Termination. Upon payment of such benefit and Accrued Obligations, all of the Company's obligation arising under Section 6 of the agreement shall be deemed satisfied."

         5. Section 7.01 of the Agreement is hereby amended by deleting the "." at the end of the first paragraph and adding the following provision to the end thereof:

         "; provided, however, in the event of a Sale within the meaning of subparagraph (vi) of the definition of a Change of Control, the lump sum cash payment due under this Section 7.01 shall be paid upon the earlier of (i) consummation of sale, merger, consolidation, or other exchange or transfer involving all of the issued and outstanding securities of the Company, or (ii) the 30th day following the one-year anniversary of such Sale; and provided further, in the event of a Sale within the meaning of subparagraph (vi) of the definition of a Change of Control, the value of the lump sum cash payment due under this Section 7.01 shall be calculated based on (i) the total consideration paid or payable to the Company or the stockholders of the Company as provided for in the definitive agreement utilized to consummate the sale, merger, consolidation, or other exchange or transfer involving all of the issued and outstanding securities of the Company, or (ii) if any such transaction is not consummated within one-year of such Sale, the fair market value of the Company on July 2, 2001 determined based on the closing price of the Company's common stock on July 2, 2001."

         6. Section 7.02 of the Agreement is hereby amended by deleting the "." at the end thereof and adding the following provision to the end thereof:

         "; provided, further, solely for purposes of this Section 7.02, a Sale of the Company shall not include a Change of Control described in subparagraph
(vi) of the definition of Change of Control."

         7. Section 11 of the Agreement is hereby amended by deleting all of the provisions thereof and restated to read as follows:

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         "SECTION 11.   CERTAIN ADDITIONAL PAYMENTS BY THE COMPANY.
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                  (a) Notwithstanding anything in this Agreement to the
contrary, in the event it shall be determined that any payment or distribution made, or benefit provided, by the Company to or for the benefit of the Employee (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, but determined without regard to any additional payments required under this Section 11) (hereinafter a "Payment") would be subject to the excise tax imposed under Section 4999 of the Code (or any similar excise tax) or any interest or penalties are incurred by the Employee with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then the Employee shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by the Employee of all taxes (including any Excise Tax) imposed upon the Gross-Up Payment and any interest and penalties imposed with respect to such taxes, the Employee retains from the Gross-Up Payment an amount equal to the Excise Tax imposed upon the Payments.

                  (b) All determinations required to be made under this Section 11, including determination of whether a Gross-Up Payment is required and of the amount of any such Gross-Up payment, shall be made by an accounting firm of nationally recognized standing, and may include the audit firm for the Company (the "Accounting Firm"), which shall provide detailed supporting calculations both to the Company and the Employee prior to the closing for the sale of all the issued and outstanding securities of the Company. The Gross-Up Payment, if any, shall be paid to the Employee upon consummation of the sale of all the issued and outstanding securities of the Company. Any determination by the Accounting Firm meeting the requirements of this Section 11 shall be binding upon the Company and the Employee."

         8. Section 13 of the Agreement is hereby amended by deleting all of the provisions thereof and restated to read as follows:

         "SECTION 13.   RESERVED."
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         This Amendment may be executed in one or more counterparts, each of which when taken together shall be considered one and the same.

         IN WITNESS WHEREOF, the undersigned have executed this Amendment the 26th day of June, 2001.

                                    PITT-DES MOINES, INC.

                                      /s/ R.A. Byers
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                                    By: R.A. Byers,
                                    Vice President, Finance


                                     /s/ W.W. McKee
                                    -----------------------------------
                                    W. W. McKee